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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm included under the caption "Experts" and to the use of our report dated March 18, 1997, except for Note 20, as to which the date is August 21, 1997, included in the Joint Proxy Statement/Prospectus that is contained in the Registration Statement on Form S-4 of Standard Management Corporation for the registration of shares of its common stock.

                                          Ernst & Young LLP

Indianapolis, Indiana
September 11, 1997